                               LEASE / SUBLEASE

                                   CONTENTS

I.      PROPERTY LEASED                                                   1

        1.1           Demise                                              1
        1.2           Erection of Building                                1
        1.3           Covenant of Quiet Enjoyment                         1

II.     TERM                                                              1

        2.1           Term                                                1
        2.2           Possession                                          2
        2.3           Holdover                                            2
        2.4           End of Term                                         2

III.    CONSIDERATION                                                     2

        3.1           Rent                                                2
        3.2           Percentage Rental                                   3
                (a)    Percentage Rental                                  3
                (b)    Gross Sales                                        3
        3.3           Financial Reports                                   3
                (a)    Monthly Accounting                                 3
                (b)    Quarterly Accounting                               3
                (c)    Annual Accounting                                  4
                (d)    Financial Statements                               4
                (e)    Records and Audit                                  5
                (f)    Release of Financial Information                   5
        3.4           Additional Charges                                  5
        3.5           Alternative Method of Payment                       6
        3.6           Late Charges                                        6

IV.     INSURANCE                                                         6

        4.1           Coverage                                            6
        4.2           Policies                                            7
        4.3           Adjusting;  Proceeds                                7
        4.4           Joint Efforts                                       7
        4.5           Waiver of Subrogation                               7
        4.6           Cancellation of Insurance                           8
        4.7           Loss and Damage                                     8

V.      THE PREMISES                                                      8

        5.1           Use and Services                                    8
        5.2           Repairs and Maintenance                             8
        5.3           Alterations                                         9
        5.4           Liens                                               10







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        5.5           Signs                                               10
        5.6           Inspection                                          10
        5.7           License and Laws                                    10
        5.8           Damage or Destruction                               10
        5.9           Warranties: Disclaimer                              11
        5.10          Contracts                                           12

VI.    TAXES AND OTHER CHARGES                                            12

        6.1           Payment                                             12
        6.2           Contests                                            12
        6.3           Limitation; Substitution                            13
        6.4           Escrow Funds                                        13

VII.   INDEMNIFICATION                                                    13

VIII.  ENFORCEMENT                                                        14

        8.1           Default                                             14
        8.2           Cure by Lessor                                      14
        8.3           Lessor's Remedies                                   15
        8.4           Acceleration                                        15
        8.5           Suits                                               16
        8.6           Waiver                                              16
        8.7           Proof of Claim                                      16
        8.8           Injunction                                          16
        8.9           Independent Rights                                  16
        8.10          Non-Waiver                                          16
        8.11          Waiver of Exemption from Distress                   16
        8.12          Franchise Agreement                                 17

IX.    NO RENT ABATEMENT                                                  17

X.     CONDEMNATION                                                       17

        10.1          Entire Award                                        17
        10.2          Substantial Taking                                  17
        10.3          Partial Taking                                      17
        10.4          Easements                                           18
        10.5          Lessee's Independent Award                          18

XI.    SUBORDINATION                                                      18

XII.   ASSIGNMENT                                                         18

        12.1          By Lessor                                           18
        12.2          By Lessee                                           19
        12.3          Assumption by Assignee                              19

XIII.  ADDITIONAL PROPERTY                                                19

        13.1          Purchase of Additional Property                     19
        13.2          Lease of Additional Property                        21







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XIV.   ESTOPPEL CERTIFICATE                                               23

 XV.         HAZARDOUS SUBSTANCES                                         23

        15.1          Compliance With Laws                                23
        15.2          Notices to Lessor                                   23
        15.3          Removal and Disposal                                24
        15.4          Environmental Audits by Lessor                      24
                (a)           Rights of Lessor                            24
                (b)           Conduct of Audit                            24
                (c)           Submission to Governmental Agency           25
        15.5          Remediation                                         25
                (a)           By Lessee                                   25
                (b)           By Lessor                                   25
                (c)           Actions and Proceedings                     25
        15.6          Remediation by Third Parties                        25
        15.7          Lease Expiration                                    26
        15.8          Indemnification by Lessee                           26

XVI.  MISCELLANEOUS                                                       26
        16.1          Arbitration                                         26
        16.2          Notices                                             26
        16.3          Address for Payments                                26
        16.4          Construction                                        27
        16.5          Successors                                          27
        16.6          Recording                                           27
        16.7          Counterparts                                        27
        16.8          No Agency                                           27
        16.9          Time of the Essence                                 27
        16.10         Binding Effect                                      27
        16.11         Headings                                            27
        16.12         Joint and Several Liability                         27
        16.13         Definitions                                         27

EXECUTION                                                                 28

                           LEASE/SUBLEASE AGREEMENT

        THIS AGREEMENT (the "Lease"), is made this _________________ day of _____________________, 199 ___ (the "lease date"), by and between BURGER KING CORPORATION, a Florida corporation, ("Lessor"), and * ("Lessee"), whose address is *. (The terms "Lessor" and "Lessee" shall mean respectively "Sublessor" and "Sublessee" whenever the context requires or permits it.)

In consideration of the covenants contained in this Agreement, the parties agree as follows:

                                      I.
                                PROPERTY LEASED

[Section] 1.1 DEMISE. Lessor leases to Lessee and Lessee leases from Lessor the following property (the "land") along with the Burger King* Restaurant (the "building") and other improvements to be constructed on it (collectively called "the premises").

     Legal Description: See Exhibit "A" attached hereto and made a part hereof.

     Commonly described as: BURGER KING (Registered Trademark) Restaurant #*


Subject to any and all reservations, restrictions, easements, rights of way, limitations and conditions of record, if any.

[Section] 1.2 ERECTION OF BUILDING. Commencement of this Lease is conditioned on the completion of the building in accordance with plans and specifications prepared by Lessor's architect. Lessor has agreed to construct or contract for the construction of the building promptly and to complete or contract to complete it as promptly as conditions will permit, but in any event before one hundred eighty (180) days from the lease date; provided, however, that this period shall be extended by any time lost in construction due to delays caused by strike, lockout, acts of God, shortage of materials, or other conditions beyond the control of Lessor. In the event the building is not completed within one (1) year from the date of this Lease, this Lease may be terminated at the option of either party, on fifteen (15) days' notice to the other party.

[Section] 1.3 COVENANT OF QUIET ENJOYMENT. The Lessor promises, subject to Lessee's performance of all of the terms and conditions of the Lease, that Lessee shall be entitled to the quiet and peaceful enjoyment and undisturbed possession of the premises for the term of this Lease.

                                      II.
                                     TERM

[Section] 2.1 TERM. The term of this Lease (the "term") shall commence on the earliest of the following dates (the "commencement date"):

        (a) the date 10 days following date of the issuance of a Certificate of Occupancy for the premises by appropriate governmental authorities; or

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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        (b) the date 10 days following date of certification by Lessor's architect that the land has been improved and the building constructed is substantially in conformance with the plans and specifications; or

        (c) the date Lessee opens for business.

The term of this Lease shall expire at midnight on the day preceding the 20th anniversary of the commencement date (the "original term expiration date") unless sooner terminated as provided in this Lease. The commencement date shall be designated by the parties in a form capable of being recorded among the public records of the county where the premises are located.

[Section] 2.2 POSSESSION. Possession of the premises shall be delivered to the Lessee on the commencement date.

[SECTION] 2.3 HOLDOVER. Any holdover at the expiration of the term with the written consent of Lessor shall be on a month to month basis, which tenancy may be terminated by Lessor giving Lessee not less than fifteen (15) days notice. During such holdover tenancy, Lessee agrees to pay Lessor on a monthly basis all increased rentals and other charges that would have been due under this Lease and agrees to continue to be bound by all of the terms of this Lease which are applicable at that time. In the event Lessee holds over without consent of Lessor, the rent during any holdover period shall be double the average rent that was due during the last year of the Lease term.

[Section] 2.4 END OF TERM.

        (a)[SECTION] Fixtures and Personalty. At the expiration or earlier termination of this Lease, any fixtures, as defined in Section 16.13 of this Lease, located on the premises and not already owned by Lessor shall become the property of the Lessor. If, at that time, Lessee has fully complied with Lease terms and conditions, Lessor hereby waives any right to claim any personalty owned or leased by Lessee and located on the premises. The personalty may then be removed by Lessee or the lessor of such personalty provided that the premises are restored to their original condition. Any such personalty not removed within fifteen (15) days after the Lease expiration or termination shall be deemed abandoned and become the property of Lessor.

        (b) Joint Inspection. During a period no earlier than three (3) weeks and no later than one (1) week prior to the end of the term, Lessor and Lessee shall conduct a joint inspection of the premises and Lessor shall make a list of any items of repair and maintenance which may be needed to put the premises in good condition and repair. If the items on such list cannot be completed by Lessee by the end of the term, then Lessee shall pay to Lessor by the end of the term the reasonable cost of such repairs as estimated by Lessor. Lessee's obligation to make such payment shall survive the termination of this Lease. Any failure by the parties to conduct the joint inspection shall not constitute a waiver of Lessee's obligations under this Section 2.4 and Section
5.2 of this Lease.

                                     III.
                                 CONSIDERATION

[Section] 3.1 RENT. Lessee agrees to pay and Lessor agrees to accept a guaranteed minimum annual rental as indicated in the schedule below, for each year of the term of this Lease (such being hereinafter referred to as "guaranteed minimum annual rental"), the guaranteed minimum annual rental to be payable in

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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monthly installments in advance on the first day of each month during the term of this Lease as indicated in the "Rent Data Schedule". The first monthly installment shall be due on the commencement date. If this Lease shall commence on any day other than the first day of a calendar month, the monthly installment for the first and last month of the Lease term shall be prorated.

                              RENT DATA SCHEDULE

                               Guaranteed Minimum                     Monthly
Lease Year*                    Annual Rental                        Installment


*





*The term "Lease Year" shall mean the first consecutive twelve (12) month period beginning on the commencement date of the Lease and each succeeding twelve (12) month period thereafter, whether fiscal or annual.

[Section] 3.2 PERCENTAGE RENTAL.

        (a) Percentage Rental. Lessee agrees that it will pay Lessor a percentage rental being an amount by which eight and one-half percent (8-1/2%) of Lessee's gross sales at the premises for each lease year exceeds the guaranteed minimum annual rental.

        (b) Gross Sales. The term "Gross Sales" as used in this Agreement includes all sums charged for goods, merchandise or services sold at or from the premises including all promotional items or premiums unless exempted by Lessor. The sale of Burger King products away from the premises is not authorized; however, should any such sales be approved in the future, they will be included within the definition of Gross Sales. Gross Sales excludes any federal, state, county or city sales tax, excise tax, or other similar taxes collected by Lessee from customers based upon sales, and cash received as payment in credit transactions where the extension of credit itself has already been included in the figure upon which any previous monthly percentage rent has been computed.

[Section] 3.3 FINANCIAL REPORTS

        (a) Monthly Accounting. Beginning with the tenth (1Oth) day of the month following the calendar month in which this Lease begins, and monthly thereafter, the Lessee shall deliver to Lessor a statement in writing on a form furnished by the Lessor, setting forth all of the Gross Sales for the preceding month.

        (b) Quarterly Accounting. Beginning with the tenth (10th) day of the month following the first three months of the Lease Term and quarterly thereafter, Lessee shall deliver to Lessor a statement in writing, setting forth Gross Sales for the preceding three (3) months of the Lease term, and simultaneously upon submission of such statement, Lessee shall pay to the Lessor an amount equal to eight and one-half (8-1/2%) percent of all Gross Sales, less the guaranteed minimum annual


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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rental paid by Lessee for the quarterly period in question. Should this Lease commence on other than the first day of a month, the first quarterly period shall include that period of time between the commencement date and the first day of the next succeeding month.

(c) Annual Accounting. Within thirty (30) days following each full year of this Lease, the Lessee agrees to deliver to Lessor a statement prepared by a Certified Public Accountant and sworn to by Lessee showing the sales made upon the demised premises during the preceding year. Should the sum of eight and one-half (8-1/2%) percent of the annual Gross Sales exceed the guaranteed minimum annual rental payable for the same period together with the rent paid quarterly, Lessee agrees that at the time of the submission of such annual statement it will pay to Lessor as additional rent the sum which is in excess of the previous quarterly payments. Should the sum of eight and one-half (8-1/2%) percent of annual Gross Sales be less than the annual rent payable for the same period covered by such statement, together with the said quarterly rental payments made, any excess of the amount so paid over the amount due shall be allowed as a credit to Lessee on the rental payment or payments next accruing; providing that in no event shall Lessee ever become liable to pay less than the guaranteed minimum annual rental.

(d) Financial Statements. During the term of this Lease, Lessee and any other persons or entities who are guarantors, who have personal liability, or who have joint and several liability under this Lease ("Guarantors") shall deliver to Lessor the following financial statements:

     As to Lessee:

          (i) Within ninety (90) days after the end of each fiscal year of Lessee, balance sheets as of the end of such year and statements of income and of changes in financial condition for such year;

          (ii) Within twenty-five (25) days after the end of each fiscal quarter of Lessee, balance sheets as of the end of such quarter, and statements of income and changes in financial condition for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

          (iii) Within twenty (20) days after the end of each or any month, statements of income for Lessee for such month, provided Lessor has requested same, in writing, prior to the end of the preceding month;

  As to Guarantor:

          (iv) Within ninety (90) days after the end of each fiscal year of Guarantors, a personal net worth statement and a copy of the most recent federal income tax return filed as to each individual Guarantor;

          (v) Within twenty (20) days after request by Lessor, such additional financial and/or operational information as is deemed necessary by Lessor;


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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      As to Lessee and Guarantors:

          (vi) The balance sheets and financial statements referred to in subparagraphs (i), (ii), (iii), (iv) and (v) above shall be prepared in accordance with generally accepted accounting principles consistently applied (except as noted), and be accompanied by certificates of the Lessee and each Guarantor or the chief financial officer of the Lessee and each Guarantor, as the case may be, stating that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Lessee or each Guarantor at the date thereof and for the periods covered thereby.

          (vii) If requested by Lessor, the balance sheets and financial statements referred to above shall be certified by a Certified Public Accountant.

    (e) Records and Audit. Lessee agrees to keep true, accurate and complete records of the business conducted at the premises in such form as Lessor now or hereafter may require. Lessee shall retain for a period of at least twenty-four (24) months and upon request submit to Lessor copies of all state sales tax returns and all supporting data and records relating to sales made from the business operated at the premises and such other records as Lessor may reasonably request from time to time. Lessee agrees that Lessor or its representatives, at Lessor's expense, shall at all reasonable times have the right to examine or audit the books, records, state sales tax returns or accounts of Lessee. Lessor shall similarly have the right to examine or audit the books, records, state sales tax returns or accounts of any and all Guarantors. In the event the audit discloses an understatement of Gross Sales which exceeds five (5%) percent for any period or periods, Lessee shall, within fifteen (15) days after the receipt of the audit report, pay Lessor the Eight and one-half (8 1/2) percentage rental of the amount of each understatement plus the late charge identified in Section 3.6 of this Lease from the date such payments were originally due, plus Lessee shall reimburse Lessor for all costs of the audit including travel, lodging and wages, reasonably incurred.

    (f) Release of Financial Information. Lessee and Guarantors give permission to Lessor to release to Lessor's landlord, lenders or prospective landlord or lenders and/or any prospective purchaser of all or part of Lessor's interest in the premises and/or the Lease, any financial and operational information relating to Lessee, Guarantors and/or the business operated at the premises.

[Section] 3.4 ADDITIONAL CHARGES. Lessee and Lessor agree that the rent accruing under this Lease shall be net to Lessor and that all taxes, costs, common area maintenance fees, expenses and charges of every kind and nature ("additional charges") relating to the premises (except the taxes of Lessor referred to in Section 6.3 and any payments for interest or principal under any mortgage relating to the premises) which may arise or become due during the term or any extension of this Lease, shall be paid by Lessee, and that Lessee shall indemnify and save harmless Lessor from and against them. All additional charges which Lessee assumes or agrees to pay under any provisions of this Lease, together with all interest and penalties that may accrue on these additional charges in the event Lessee fails to pay them, as well as all other damages, costs and expenses, including, without limitation, reasonable attorneys' fees and other legal and court costs which Lessor may incur in enforcing this Lease, and any and all other sums which may become due by reason of Lessee's default or failure to comply with its obligations under this Lease, shall be deemed to be additional rent. In the event of non-payment, Lessor shall have all the rights and remedies as provided in the case of non-payment of rent.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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[Section] 3.5 ALTERNATIVE METHOD OF PAYMENT. Lessor or its assigns, mortgagee or designated agent, may, at its/their option, require payment of (i) the guaranteed minimum annual rental established in Section 3.1 of the Lease, and/or (ii) the monthly escrow sum described in Section 6.4 of the Lease and/or (iii) if applicable, any common area maintenance or similar charge assessed pursuant to the Lease and/or (iv) any additional charges due pursuant to Section 3.4 of this Lease by making direct monthly withdrawals in the appropriate amount(s) from Lessee's bank account. In the event that this option is exercised, Lessee agrees to execute and deliver to its bank and to Lessor those documents necessary to authorize such withdrawals and to make payment or deposit as directed by Lessor. Lessee further agrees that it will not thereafter terminate such authorization so long as this Lease is in effect. Lessee also agrees that in the event that a direct monthly withdrawal program is not available at the bank at which Lessee then does its business, it will take all reasonable and necessary steps to establish an account at a bank which does have such a program.

[Section] 3.6 LATE CHARGES. All rent, additional charges and any other charges shall be paid to Lessor without notice or demand and without abatement, deduction or set-off, except as otherwise expressly provided in this Lease. All payments not paid when due shall bear interest at the maximum rate allowed by Florida law. In the event such interest rate shall be void or unenforceable under the laws of the jurisdiction where the premises are located, the highest rate of interest permitted within such jurisdiction shall be charged.

                                      IV.
                                   INSURANCE

[Section] 4.1 COVERAGE. During the term, Lessee, at its own cost and expense, shall:

    (a) Keep the premises and the fixtures and personalty on it insured with an all risk property insurance policy in an amount sufficient to cover the cost of replacement (without deduction for depreciation). Such replacement cost shall be determined from time to time at the request of Lessor, but not more frequently than once in any twelve (12) consecutive calendar months. Replacement cost shall be determined by one of the insurers or, at the option of Lessor, by an appraiser, architect or contractor who is mutually and reasonably acceptable to Lessor and Lessee, and whom shall be retained and paid by Lessee.

    (b) Provide and keep in force comprehensive or commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the premises or the adjoining streets and property, in limits of not less than $1,000,000 per occurrence for bodily injury, not less than $500,000 per occurrence for property damage, or in such other amounts as Lessor may reasonably request. The policy shall name Lessor as an additional insured.

    (c) Provide and keep in force plate glass insurance covering the glass in the premises, unless waived by Lessor.

    (d) If requested by Lessor, provide and keep in force rent insurance (and/or, as the case may require, use and occupancy insurance) in an amount not less than the then current guaranteed minimum annual rental plus the estimated annual taxes, water charges, sewer rents, common area maintenance and other assessments and the annual premiums for the insurance required by this Article.


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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    (e) If requested by Lessor or any mortgagee, provide and keep in force insurance for such other insurable hazards in such amounts as similarly situated premises are then commonly insured.

[Section] 4.2 POLICIES. All insurance required by Lessor and provided by Lessee shall be carried in favor of Lessor and Lessee, as their respective interests may appear, and any underlying lessor, fee owner, affiliate corporation, trustee, mortgagee or other person designated by Lessor. If requested by Lessor, insurance against fire or other casualty shall provide that the proceeds of any loss shall be payable to the mortgagee under a standard mortgagee clause. Any rent insurance or use and occupancy insurance carried by Lessee shall provide that, in the event of loss or damage to the premises, the proceeds shall be payable to Lessor to be held by Lessor as security for the payment of the rent and additional charges due under this lease until the premises are restored. All insurance shall be obtained from companies licensed to do business in the state in which the premises are located and which have a rating by Best's Rating Guide of at least "A" as to financial strength and "X(10)" as to financial size. Lessee shall procure policies for all insurance for periods of not less than one year and shall deliver to Lessor all policies or certificates of insurance with evidence of payment of all premiums. Lessee shall procure renewals of these policies from time to time before their respective expiration dates. All insurance policies shall be non-assessable and shall require thirty (30) days notice by registered mail to Lessor of any cancellation or change affecting Lessor's coverage under the policies. All property damage and business interruption policies of Lessee shall contain a waiver of any subrogation rights which Lessee's insurers may have against Lessor, even if the loss suffered is caused by the act, omission or negligence of Lessor.

[Section] 4.3 ADJUSTING; PROCEEDS. Claims for loss due to damage to the premises under any policies provided for in this Lease shall be adjusted with the insurance companies:

        (a) by Lessee in the case of any particular casualty resulting in ` damage or destruction not exceeding $10,000, or
        (b) by Lessor and Lessee, in the case of any particular casualty resulting in damage or destruction exceeding $10,000 in the aggregate. Subject to the rights of any mortgagee, the proceeds of any insurance shall be payable as follows:

                (1) With respect to any loss not exceeding $10,000 in the aggregate, proceeds shall be paid to Lessee, who shall hold them in trust for the purpose of paying the costs of repair and restoration; and

                (2) With respect to losses exceeding $10,000 in the aggregate, the proceeds shall be paid to Lessor and shall be applied to pay the costs of repair and restoration.

[Section] 4.4 JOINT EFFORTS. Lessee and Lessor shall cooperate in attempts to collect any insurance proceeds that may be due in the event of loss, and Lessee shall execute and deliver to Lessor such proofs of loss and other instruments which may be required for the purpose of recovering these proceeds.

[Section] 4.5 WAIVER OF SUBROGATION. Lessee agrees to look solely to the proceeds of his own insurer for indemnity against exposure for loss of property or business interruption. Lessee warrants that its property and business interruption insurers shall have no rights against Lessor by virtue of assignment, subrogation, loan agreement or otherwise.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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[Section] 4.6 CANCELLATION OF INSURANCE. If any insurance policy covering the premises or any part of it is cancelled or is threatened by the insurer to be cancelled, or if the coverage thereunder is reduced in any way by the insurer for any reason, and if Lessee fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within 48 hours after notice thereof by Lessor, Lessor may, at its option, either (i) reenter the premises forthwith by leaving upon the premises a notice in writing of its intention to do so (in which case the provisions of paragraph VIII shall apply) or (ii) enter the premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and Lessee shall forthwith pay the cost thereof to Lessor (which cost may be collected by Lessor as rent) and Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the premises as a result of any such entry.

[Section] 4.7 LOSS AND DAMAGE. Lessor shall not be liable for any death or injury occurring on the premises, nor for the loss of or damage to any of the personalty or other property of Lessee or of others by theft or otherwise, from any cause whatsoever. Without limiting the generality of the foregoing, Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, dampness, gas, electricity, water, rain, snow, or leaks from any part of the premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place by any other cause whatsoever. Lessor shall not be liable for any such damage caused by other persons or occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. All of the personalty or any other property of Lessee kept or stored on the premises shall be kept or stored at the risk of Lessee.

                                      V.
                                 THE PREMISES

[Section] 5.1 USE AND SERVICES. During the term of this Lease, Lessee shall continuously operate a Burger King Restaurant on the premises in accordance with the terms of the Burger King Franchise Agreement entered into by Lessee contemporaneously with this Lease (the "Franchise Agreement"), unless Lessee is prevented from doing so due to acts of God or other causes beyond Lessee's control. The premises shall not be used for any other purpose. Lessee shall not use in connection with the operation of or as additional parking for its business on the premises any property other than the premises, except in accordance with the provisions of Article XIII of this Lease.

Except as may be otherwise specifically provided by the terms of this Lease or the Franchise Agreement, Lessor shall not be required to furnish to Lessee any facilities or services of any kind whatsoever, such as, but not limited to water, sewer, steam, heat, gas, hot water, electricity, light and power.

[Section] 5.2 REPAIRS AND MAINTENANCE. Lessee shall, at all times during the term, at its own cost and expense, put, keep and maintain the premises and all fixtures and personalty located on it in good order and condition, and subject to all applicable terms of paragraphs Section 5.3 and Section 5.8, shall make all necessary and desirable repairs, restorations and replacements thereof, structural and nonstructural, foreseen or unforeseen (hereinafter collectively called "repairs"), and shall use all reasonable precaution to prevent waste, damage or injury. Lessee shall also put, keep and maintain in good repair and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, the sidewalks, parking areas, yards, plantings, gutters and curbs in front of and adjacent to the premises.


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

In the event that Lessee fails or neglects to make all necessary repairs or fulfill its other obligations as set forth above, Lessor or its agents may enter the premises for the purpose of making such repairs or fulfilling those obligations. All costs and expenses incurred as a consequence of Lessor's action shall be repaid by Lessee to Lessor within 1 5 days after Lessee receives copies of receipts showing payment by Lessor for such repairs or other obligations. These receipts shall be prima facie evidence of the payment of the charges paid by Lessor. Except in the case of emergency, Lessor shall give Lessee ten (10) days notice before taking any such action.

[Section] 5.3 ALTERATIONS. Lessee agrees that it will at its own cost and expense make such reasonable alterations to the interior or exterior of the premises as may reasonably be requested by Lessor from time to time in order to modify the appearance of the building to reflect the then current image of Burger King Restaurants.

Lessee shall not at any time make any alteration, change, addition or improvement (hereinafter collectively called "alterations") in or to the interior or exterior of the premises without the prior written consent of Lessor. In the event consent is given:

         (a) the alterations shall be performed in a first class workmanlike manner at Lessee's sole expense, and shall not weaken or impair the structural strength or lessen the value of the premises, or change the purpose for which the premises may be used;

         (b) the alterations shall be made according to plans and specifications therefor, which shall be first submitted to and approved in writing by Lessor;

         (c) before the commencement of work on any alterations, such plans and specifications shall be approved by all governmental authorities having jurisdiction and any public utility company having an interest in the alterations;

         (d) before the commencement of any alterations, Lessee shall pay the amount of any increase in premiums on insurance policies for endorsements covering the risk during work on the alterations, and workmen's compensation insurance covering all persons employed in connection with that work.

         (e) if the estimated cost of the alteration exceeds $5,000.00, Lessee shall furnish to Lessor a surety bond of a company acceptable to Lessor, in an amount equal to the estimated cost of such work, or other security satisfactory to Lessor, guaranteeing the completion of such work, free and clear of all liens and encumbrances.

         (f) before the commencement of any alterations which involve a contract for labor, services, materials, or supplies in excess of $5,000.00, Lessee shall deliver to Lessor, where permitted by law, either (1) a duplicate original of the contract, if in writing, which shall provide that no lien or claim against the premises or the equipment on it shall be created or filed as a result of performance of work under the contract or (2) a written waiver by the architect, engineer, contractor, subcontractor, materialman, mechanic, or other person contracting to furnish such labor, services, materials or supplies, of all lien rights which he or it might otherwise have against the premises or Lessor's interest in it.


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

All buildings, additions, improvements, fixtures and appurtenances in or on the premises at the commencement date and those which may be erected, affixed or installed in or on the premises during the term are deemed to be and shall immediately become part of the premises and the sole property of Lessor. All personalty installed by Lessee (except signs, trademarks and other insignia of Lessor) shall remain the property of Lessee.

[Section] 5.4 LIENS. Should Lessee cause any alterations or repairs to be made to the premises, or cause any labor to be performed or material to be furnished, neither Lessor nor the premises shall under any circumstances be liable for the payment of any expense incurred, and all such alterations and repairs shall be made and performed at Lessee's expense. If, because of any act or omission of Lessee, any mechanic's or other lien, charge, claim or order for the payment of money shall be filed against the premises or against Lessor, Lessee shall, at its own cost and expense, cause it to be cancelled and discharged of record or bonded within fifteen (15) days after notice of filing thereof. In the event that the Lessee fails to cause any such mechanics' or other lien, charge or order to be cancelled and discharged or bonded, then, in addition to any other right or remedy of the Lessor, the Lessor may, at its option, cancel or discharge it by paying the amount claimed to be due into Court or directly to any claimant and the amount so paid by Lessor and all costs and expenses including attorneys' fees incurred for the cancellation or discharge of such lien shall be due from the Lessee to the Lessor as an additional charge payable on demand.

[Section] 5.5 SIGNS. Lessee shall not place any signs or symbols on any portion of the premises without the prior written approval of Lessor.

[Section] 5.6 INSPECTION. Fee owner, Lessor or their representatives shall have the right to enter the premises at reasonable hours of any business day to ascertain if the premises are in proper repair and condition.

[Section] 5.7 LICENSE AND LAWS. The Lessee shall, at its own cost and expense, obtain all necessary licenses and/or permits which may be required for the conduct of its business; and Lessee shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations (referred to generally as "regulations") of governmental authorities having or claiming jurisdiction over the premises or the conduct of Lessee's business. By way of example, and not limitation, compliance with governmental regulations shall include, but not be limited to, the following: (i) alterations and/or additions to the premises if required under the Americans with Disabilities Act of 1990 and
(ii) testing, remediation or abatement of environmental conditions (defined as conditions affecting the air, soil, ground water and improvements) affecting the premises or property adjacent to or near the premises, if so required by governmental authority. Lessee may contest in good faith, after notice to Lessor, by appropriate proceedings conducted promptly at Lessee's own expense, in Lessee's name (and/or whenever necessary and with Lessor's consent, in Lessor's name), the validity or enforcement of any such regulation; provided that (i) such contest or any associated deferment of payment does not subject Lessor to a fine or other criminal liability, or subject the premises to any encumbrance, (ii) Lessee diligently prosecutes such contest to a final determination by the governing authority, and (iii) Lessee furnishes Lessor with any security that Lessor may reasonably request in connection with such contest.

[Section] 5.8 DAMAGE OR DESTRUCTION. If, during the term, the premises or the personalty or fixtures on it are destroyed or damaged in whole or in part by fire or other cause, Lessee shall give Lessor immediate notice, and Lessee, at its own cost and expense, shall cause the prompt repair, replacement and rebuilding of same ("restoration"), subject to paragraphs Section 5.2 and
Section 5.3 of this Lease. The restored

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
building, personalty or fixtures shall reflect the then current image of Burger King Restaurants and conform to the then current design and specifications of Lessor. Lessor shall in no event be called upon to repair, replace or rebuild any such buildings, fixtures or personalty, nor to pay any of the costs or expenses thereof beyond or in excess of any insurance proceeds, as provided in this Lease.

All insurance proceeds received by Lessor or by any Insurance Trustee on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Lessor to pay or reimburse Lessee for the payment of the cost of the restoration, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, and shall be paid out from time to time as restoration progresses upon the written request of Lessee, accompanied by evidence satisfactory to Lessor that:

(a) (1) the sum then requested either has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, or other persons who have rendered services or furnished materials for the restoration pursuant to a certificate or claim for payment ("certificate"), and that the sum then requested does not exceed the amount of the services and materials described in the certificate;

    (2) except for the amount, if any, stated in the certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies, or services in connection with the restoration;

    (3) the cost of the restoration required to be done does not exceed the insurance proceeds, and

(b) that there have not been filed against the premises any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar lien ("liens") which has not been discharged of record, except those that will be discharged upon payment of the sum requested in the certificate, or bonded or contested in accordance with paragraph 5.4.

    Upon compliance with the above provisions, Lessor or the Insurance Trustee shall, out of such insurance proceeds and such other funds as may have been made available, pay or cause to be paid to Lessee or its designee, the respective amounts due.

    If the insurance proceeds and other funds deposited with Lessor or the Insurance Trustee, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, are insufficient to pay the entire cost of the restoration, Lessee will pay the deficiency.

    At least ten (10) days before the commencement of restoration, Lessee shall notify Lessor of its intention to restore the premises. During restoration, this Lease shall not terminate, nor shall the rental and other charges payable under this Lease be abated or be affected in any manner.

[Section] 5.9 WARRANTIES; DISCLAIMER. Lessor shall provide Lessee with the benefit of any warranties provided by the building contractor. Lessor expressly disclaims any other warranty, either express or implied, and Lessee acknowledges that neither Lessor nor its agents have made any representations or promises with respect to the premises except as expressly set forth in this Lease, and no rights, easements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth herein. The taking of possession of the premises by Lessee shall be conclusive evidence that the

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

Lessee has accepted the premises "AS IS", including any latent or patent defects. Lessee acknowledges that Lessee is relying on its own independent inspection. Lessor agrees to cooperate with and assist Lessee in asserting claims against contractors or others providing work and/or services to the premises.

[Section] 5.10 CONTRACTS. Lessee shall not without Lessor's consent enter into any service contract or agreement relating to the furnishing of any services to the premises or the occupants of it unless such contract or agreement shall by its terms be terminable on no more than thirty (30) days notice or shall expressly provide that it shall not become binding on Lessor in the event that this Lease is terminated or expires. Lessee shall furnish Lessor with copies of all service contracts or agreements affecting the premises that are now in existence or that are subsequently entered into.

                                      VI.
                            TAXES AND OTHER CHARGES

[Section] 6.1 PAYMENT.

        (a) In the event Lessor elects, at its sole option, to pay the taxes, assessments, charges for public utilities, excises, levies, licenses, permit fees or other governmental impositions and charges of any kind and nature whatsoever ("charges") which are payable in connection with the ownership, occupancy or possession of the premises, Lessee shall reimburse Lessor within fifteen (15) days after Lessee receives an invoice for the payment of such charges,

        (b) In the event Lessor elects not to pay the charges as set forth in the preceding paragraph, Lessee shall pay on or before the last day on which payment may be made without penalty or interest, all charges which may be assessed, imposed, or become due and payable in connection with the ownership, occupancy or possession of the premises or the fixtures or personalty on it, or any charges which may be imposed in lieu of, or as a substitution for, any such charges. At any time after the time for payment of each charge, upon Lessor's request, Lessee shall exhibit to Lessor satisfactory evidence of payment. All charges assessed or imposed for the fiscal periods in which the term of this Lease commences and terminates shall be apportioned.

[Section] 6.2 CONTESTS. Lessee has the right to promptly contest or review any of the Charges by appropriate proceedings ("proceedings") at its own expense, and if necessary, with the prior written consent of Lessor, in the name of Lessor. Lessee may defer payment of a contested charge only if, before instituting any proceedings, Lessee furnishes to Lessor security satisfactory to Lessor and sufficient to cover the amount of each contested charge, with interest and penalties for the period which the proceedings may be expected to take. Notwithstanding the furnishing of security (other than a cash deposit), Lessee shall promptly pay each contested charge if, at any time, the premises or any part of it are in danger of being sold, forfeited or otherwise lost or Lessor becomes subject to criminal or any other liability for such non-payment; provided that in that event, if Lessee has made a cash deposit to Lessor, Lessor may pay each contested charge out of the deposit. When any contested charge is paid or cancelled, any balance of any cash deposit not so applied shall be repaid to Lessee without interest. All proceedings shall be begun as soon as possible after the imposition or assessment of any contested item and shall be diligently prosecuted to final adjudication. If there is any refund with respect to any contested charge based on a payment by Lessee, Lessee shall be entitled to it to the extent of such payment.


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

[Section] 6.3 LIMITATION; SUBSTITUTION. Nothing contained in this Lease shall be construed to require Lessee to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax, or capital levy that is or may be imposed upon Lessor, its successors or assigns; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement date are altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges (collectively "assessments") now levied, assessed or imposed ("imposed") on real estate and improvements thereon, there is imposed

 (1) an assessment made wholly or partially as a capital levy, or

 (2) an assessment measured by or based in whole or in part on the premises, or

 (3) a license fee measured by the rent payable by Lessee under this Lease,

then to the extent that such assessments or portion thereof would be payable if the premises were the only asset of Lessor subject to the assessments, Lessee shall pay these assessments in the same manner as provided in this Lease for payment of real estate taxes.

[Section] 6.4 ESCROW FUNDS. If, during the term of this Lease, Lessor or any mortgagee requests Lessee to provide an escrow fund for payment of real estate taxes, Lessee agrees that upon such request it will promptly deposit with Lessor or its designated mortgagee, for each month or portion thereof since the due date of the previous tax bill, one-twelfth (1/12) of the latest year's tax obligation (the "monthly escrow sum"), and that it will continue to deposit the monthly escrow sum on the first day of each subsequent month, so that as each installment of real estate taxes becomes due and payable, Lessee will have deposited a sum sufficient to pay it. All of these deposits (the "escrow funds") shall be received and held in trust; provided, however, that unless otherwise required by law, Lessor or its designated mortgagee shall not be required to maintain the escrow funds in a segregated account nor invest them in interest bearing accounts or securities nor pay any interest on them. When the real estate taxes become due and payable, Lessor or its mortgagee shall promptly pay them from the escrow funds and shall promptly forward to Lessee receipts or other satisfactory evidence of payment. In the event that the amount of the real estate taxes assessed or imposed against the premises has not been fixed at the time when any monthly escrow sum is due, the monthly escrow sum shall be one-twelfth (1/12) of the amount of real estate taxes assessed or imposed against the premises for the preceding year, subject to adjustment when the actual amount of the real estate taxes is ascertained. If required by Lessor or any mortgagee, the provisions of this paragraph shall be applicable to any additional charges due under this Lease.

                                     VII.
                                INDEMNIFICATION

Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor and save Lessor harmless from and against all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind or nature, including reasonable attorneys' fees, by or on behalf of any person, party or governmental authority whatsoever arising out of (a) any failure or alleged failure by Lessee to perform any of its obligations under this Lease, (b) any accident, injury or damage which occurs in or about the premises, however occurring, (c) any matter arising out of the condition, occupation, maintenance, alteration, repair, use or operation of the premises or any part of it, (d) the

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
contest or challenge by Lessee of any imposed tax, assessment, or other charges, or (e) any other matter arising from or relating to Lessee's occupation of the premises.

                                     VIII.
                                  ENFORCEMENT

[Section] 8.1 DEFAULT. Each of the following events is a default and a breach of this Lease by Lessee:

        (a) If Lessee files any proceeding under the United States Bankruptcy Code, any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or for dissolution under the laws of the United States or of any state, or voluntarily takes advantage of any such law or act or is dissolved or makes an assignment for the benefit of creditors;

        (b) If involuntary proceedings under the United States Bankruptcy Code, any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law or for the dissolution of a corporation are instituted against Lessee or if a receiver or trustee is appointed of all or substantially all of the property of Lessee and such proceedings are not dismissed or such receivership or trusteeship vacated within ninety (90) days after such institution or appointment;

        (c) If Lessee vacates, abandons or ceases doing business on the premises or indicates its intention to do so;

        (d) If this Lease or the estate of Lessee hereunder is transferred to any other person or party, except in a manner permitted by the terms of this Lease;

        (e) If Lessee fails to pay Lessor any rent, additional or other charge when it becomes due and payable and fails to make such payment within ten (10) days after notice thereof by Lessor to Lessee;

        (f) If Lessee fails to perform any of its nonmonetary obligations under this Lease and such non-performance continues for a period within which performance is required to be made by specific provision of this Lease or, if no such period is provided, for a period of thirty (30) days after notice thereof by Lessor to Lessee; or, if such performance cannot be reasonably had within such thirty day period, Lessee has not in good faith commenced such performance within such thirty day period or has not diligently proceeded therewith to completion;

        (g) If the Lessee or any agent of Lessee falsifies any report required to be furnished to Lessor pursuant to the terms of this Lease and fails to notify Lessor of such falsification within sixty (60) days of submission of such report.

        In the event of a default under this paragraph, Lessor shall have such remedies as are provided under this Lease and/or under applicable law.

[Section] 8-2 CURE BY LESSOR. After expiration of the applicable period of notice, or without notice in the event of any emergency, Lessor at its option may, but shall not be obligated to, make any payment required of Lessee or perform any obligation of Lessee, and the amount Lessor pays, or the cost of its performance, together with interest thereon at the highest legal rate permitted, shall be deemed to be

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
an additional charge payable by Lessee on demand. Lessor shall have the right to enter the premises for the purpose of correcting or remedying any default, but neither any expenditure nor any such performance by Lessor shall be deemed to waive or release Lessee's default or the right of Lessor to take such action as may be otherwise permissible in the case of default. The Lessor shall have no liability to the Lessee for any loss or damages resulting from any such action by the Lessor, and entry by the Lessor under the provisions of
Article V or VIII shall not constitute breach of the covenant for quiet enjoyment or an eviction.

[Section] 8.3 LESSOR'S REMEDIES. If Lessee is in default under this Lease, Lessor may, at its option, in addition to such other remedies as may be available under applicable law:

        (a) terminate this Lease and Lessee's right of possession, and retake possession for Lessor's account. In such event, Lessor may repair and alter the premises in any manner as Lessor deems reasonably necessary or advisable. All expenses of every nature which Lessor may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the premises, shall become immediately due and payable by Lessee to Lessor; or

        (b) terminate Lessee's right of possession, but not this Lease, retake possession of the premises for the Lessee's account, repair and alter the premises in any manner as Lessor deems reasonably necessary or advisable, and relet the premises or any part of it, as the agent of Lessee, for the whole or any part of the remainder of the term or for a longer period, and Lessor may grant concessions or free rent or charge a higher rental than that reserved in this Lease. Out of any rent collected or received from subtenants or as a result of such letting or reletting, Lessor shall first pay to itself all expenses of every nature which Lessor may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the premises in good order or preparing them for reletting; and second, Lessor shall pay to itself any balance remaining on account of the liability of Lessee for the sum equal to all rent, additional rent and other charges due from Lessee through the original term expiration date. Should Lessor, pursuant to this paragraph, not collect rent which, after deductions is sufficient to fully pay to Lessor a sum equal to all rent, additional rent and other charges payable through the original term expiration date, the balance or deficiency shall, at the election of Lessor, be paid by Lessee on the first of each month; or

        (c) stand by and do nothing, and hold the Lessee liable for all rent, additional rent and other charges payable under this Lease through the original term expiration date.

        If Lessor does not notify Lessee which remedy it is pursuing, or if Lessor's notice to Lessee does not expressly state that Lessor is exercising its remedies under Section 8.3(a) or Section 8.3(c), then it shall be deemed that Lessor is pursuing the remedy set forth in Section 8.3(b). If Lessor exercises option (a) or (b) above, Lessee agrees to immediately peacefully surrender the premises to Lessor, and if Lessee refuses to do so, Lessor may without further notice reenter the premises either by force or otherwise and dispossess Lessee by summary proceedings or otherwise, as well as the legal representative(s) of Lessee and/or other occupant(s) of the premises, and remove their effects.

[Section] 8.4 ACCELERATION. If Lessor exercises the remedies in Section 8.3(b) or (c) of this Lease, Lessee shall immediately pay to Lessor as damages for loss of the bargain caused by Lessee's default, and not as a penalty, in addition to any other damages, an aggregate sum which represents the present value of the full amount of the rent, additional rent and all other charges payable by Lessee hereunder that would have accrued for the balance of the term. If Lessor exercises the remedy in Section 8.3(b) of

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
this Lease, Lessor shall account to Lessee at the original term expiration date for amounts actually collected by Lessor as a result of a reletting, net of amounts to be paid to Lessor under Section 8.3(b) of this Lease.

[Section] 8.5 SUITS. Suit or suits for the recovery of the deficiency or damage or for any installment or installments of rent, additional rent or any other charge due under this Lease may be brought by Lessor at any time or, at Lessor's election, from time to time, and nothing in this Lease shall be deemed to require Lessor to wait until the original term expiration date to bring suit.

[Section] 8.6 WAIVER. Lessee hereby expressly waives service of any notice of intention to reenter. Lessee hereby waives any and all rights to recover or to regain possession of the premises or to reinstate or to redeem this Lease as permitted or provided by any statute, law or decision now or hereafter in force and effect. No receipt of moneys by Lessor from Lessee after the cancellation or termination of the Lease shall reinstate, continue or extend the Lease, or affect any prior notice given to Lessee or operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or subsequently falling due, or operate as a waiver of the right of Lessor to recover possession of the premises by suit, action, proceeding or other remedy, and any and all moneys so collected shall be deemed to be payments on account of the use and occupancy of the premises, or at the election of the Lessor, on account of Lessee's liability under this Lease.

[Section] 8.7 PROOF OF CLAIM. Nothing in this Article shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding, whether or not such amount is greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

[Section] 8.8 INJUNCTION. In the event of a breach or a threatened breach by Lessee of any of its Lease obligations, Lessor shall have the right to enjoin and restrain the breach and to invoke any remedy allowed by law or in equity, in addition to other remedies provided in this Lease.

[Section] 8.9 INDEPENDENT RIGHTS. The rights and remedies of Lessor are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be to the exclusion of any of the others.

[Section] 8.10 NON-WAIVER. The failure of Lessor to insist upon strict performance of any of Lessee's obligations under this Lease shall not be deemed a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default by Lessee. The exercise of any of the Lessor's options under the Lease "shall not be deemed to be the exclusive remedy of Lessor."

[Section] 8.11 WAIVER OF EXEMPTION FROM DISTRESS. Lessee agrees that notwithstanding anything contained in any statute, enactment or other law of the state in which the premises are located or of any other jurisdiction, none of the personalty located on the premises shall be exempt from levy for distress for rent in arrears, and that if Lessee makes any claim for such an exemption, this agreement may be pleaded as an estoppel against Lessee in any appropriate action.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

[Section] 8.12 FRANCHISE AGREEMENT. Notwithstanding anything in this Lease to the contrary, this Lease is conditioned upon the faithful performance by Lessee of the Franchise Agreement, and a default in the terms of the Franchise Agreement shall be a default of this Lease.

                                      IX.
                               NO RENT ABATEMENT

Unless specifically provided in this Lease, no abatement, diminution, or reduction of rent, additional rent, charges or other compensation shall be claimed by or allowed to Lessee, or any persons claiming under Lessee, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise.

                                      X.
                                 CONDEMNATION

[Section] 10.1 ENTIRE AWARD. In the event that the premises or any part of it is taken in condemnation proceedings or by exercise of any right of eminent domain (or by settlement agreement in lieu thereof between Lessor and those authorized to exercise such right), Lessor shall be entitled to collect the entire amount of any award made without deduction for any estate vested in or owned by Lessee, subject only to the rights of any mortgagee and to Lessee's rights as set forth in this Lease. Lessee agrees to execute any and all documents that may be required to facilitate collection by Lessor of any and all such awards. Lessee shall have no right to participate in any condemnation proceedings or agreement except for the purposes described in 10.5.

[Section] 10.2 SUBSTANTIAL TAKING. If at any time during the Lease term, the whole or substantially all of the premises is taken or condemned, this Lease shall terminate and expire on the date on which title vests in the condemning authority, upon which the rent provided to be paid by Lessee shall be apportioned and paid to that date, and Lessee shall have no claim against Lessor for the unexpired term of this Lease or for damage or for any other reason whatsoever. For the purposes of this Section, "substantially all of the premises" shall be deemed to have been taken if, in the sole opinion of Lessor, the portion of the premises not taken cannot be repaired or reconstructed in such a way that, by using only the amount of the net award available from the taking, there remains a complete, rentable structure capable of producing a proportionately fair and reasonable net annual income after payment of all operating expenses, rent, additional rent and all other charges payable by Lessee, and after performance by the Lessee of all its obligations under this Lease.

[Section] 10.3 PARTIAL TAKING In the event of a partial taking (any taking which is not "substantial"), this Lease shall not terminate, and Lessee shall promptly proceed to restore the remainder of the building on the land (if affected by the taking) to a complete, independent and self-contained architectural unit, usable for the purposes contemplated by this Lease, and Lessor shall pay to Lessee, subject to the same provisions and limitations specified herein with respect to insurance proceeds, the cost of restoration, which payment shall in no event exceed a sum equal to the amount of any separate award made for such restoration. Any deficiency will be paid by Lessee. Such restoration shall be subject to and shall be performed in accordance with the provisions of Paragraph Section 5.3, except that any surety bond shall be in the amount, if any, by which the estimated cost of the work exceeds said separate award for the restoration. In the event that there is no separate award for restoration, the amount shall be fixed and settled by mutual agreement or by arbitration as provided in this Lease.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

If this Lease does not terminate as provided in Section 10.2, and the taking results in the loss of parking spaces, driveways or accesses which are not or cannot be relocated or replaced elsewhere on the premises, the guaranteed minimum annual rental after the date of taking shall be the lesser of (a) the guaranteed minimum annual rental payable by Lessee immediately prior to the taking, reduced by 12.5% of any portion of the award or awards recovered by Lessor which are not applied to the reduction of any mortgage to which this Lease is subject and subordinate or are not otherwise applied to Lessee's cost of demolition, repair and restoration or (b) the guaranteed minimum annual rent payable by Lessee immediately prior to the taking reduced in direct proportion to the area of the premises taken. For example: if prior to the taking the area of the premises is 30,000 square feet and the guaranteed minimum annual rental is $100,000.00, upon the taking of 750 square feet, the guaranteed minimum annual rental will be reduced by three (3%) percent, resulting in a new guaranteed minimum annual rental of $97,000.00.

[Section] 10.4 EASEMENTS. If the taking is (i) of any existing appurtenant easement, or (ii) by easement rather than by fee, then the Lessee shall not be entitled to any reduction in guaranteed annual minimum rental unless such taking results in (i) receipt of an award by Lessor and (ii) the deprivation of use of the easement area by Lessee for parking, driveways or access. In such case, Lessee's guaranteed annual minimum rental shall be reduced in accordance with the calculation for a taking of the fee set forth in Section
10.3 above.

[Section]10.5 LESSEE'S INDEPENDENT AWARD. Nothing in this article shall preclude Lessee from pursuing any independent action permitted by law or from participating in the condemnation proceedings, but only for the purpose of securing an independent award for loss of business or damage to personalty.

                                      XI.
                                 SUBORDINATION

This Lease shall be fully subordinate to any mortgage and/or collateral assignment of lease against the premises which the fee owner, Lessor and/or their assigns has or subsequently obtains upon the premises. This Lease shall be fully subordinate and subject to any senior lease now, or hereafter affecting the promises. In the event Lessor transfers all or a part of its interest in the premises to a third party and enters into a lease with said third party (with Lessor as tenant) then this Lease shall be fully subordinate to said lease between such third party and Lessor.

The Lessee hereby grants a power of attorney to the Lessor with full power to act as its attorney in fact and to execute on behalf of the Lessee any and all documents that may be required by a mortgagee and/or assignee evidencing the Lessee's full subordination of the Lessee's interest to any mortgage and/or collateral assignment of lease that may be entered into by Lessor, the fee owner or their assigns. Lessee hereby agrees to execute, without charging Lessor, any and all documents that it is requested to execute to evidence this subordination. However, Lessee shall not be required to execute any promissory notes or other evidences of indebtedness which would create any personal liability on behalf of Lessee.

                                     XII.
                                  ASSIGNMENT

[Section] 12.1 BY LESSOR. This Lease shall be fully assignable by the Lessor or its assigns.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

[Section] 12.2 BY LESSEE. Neither Lessee, nor Lessee's successors or assigns, shall (unless expressly permitted in this Lease) assign, mortgage, give as security, pledge or encumber this Lease, in whole or in part, by operation of law or otherwise, or sublet the premises, in whole or in part, or permit the premises or any portion of it to be used or occupied by others, or enter into a management contract or other arrangement whereby the premises shall be managed and operated by anyone other than the owner of Lessee's leasehold estate, without the prior consent in writing of Lessor in each instance. If this Lease is assigned or transferred, or if all or any part of the premises is sublet or occupied by anybody other than Lessee, Lessor may collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as lessee, or a release of Lessee from the performance or further performance by Lessee of its obligations under this Lease, and Lessee shall continue to be liable for all its obligations under this Lease. The consent by Lessor to an assignment, mortgage, pledge, encumbrance, transfer, management contract or subletting shall not in any way be construed to relieve Lessee from obtaining the express consent in writing of Lessor in each instance to any subsequent similar action that the Lessee may intend to take. Providing Lessee remains liable for all its obligations under this Lease, Lessor shall consent to an assignment of this Lease to an individual, partnership or corporation to which the Franchise Agreement has been assigned.

[Section] 12.3 ASSUMPTION BY ASSIGNEE. An assignment made with Lessor's consent or as otherwise permitted shall not be effective until Lessee delivers to Lessor an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease to the original term expiration date.

                                     XIII
                              ADDITIONAL PROPERTY

[Section] 13.1 PURCHASE OF ADDITIONAL PROPERTY. In the event Lessee (for purposes of this Article, if Lessee is a group of more than one person, the term "Lessee" shall mean any member of the Lessee group) or any corporation, partnership or other entity in which Lessee has an interest or any member of Lessee's immediate family (Lessee or such other person or entity shall hereinafter be referred to as "Vendee") acquires the right to purchase property which, in the sole opinion of Lessor, is capable of being used either as additional parking or for any other purpose connected with the operation of the premises (the "Additional Property"), Lessor shall have an option to assume Vendee's right to purchase such Additional Property without cost or charge to Lessor for such option. The granting of this option by Vendee to Lessor is in partial consideration for the making of this Lease by Lessor, Vendee agrees to submit to Lessor (i) a copy of the purchase or option contract within ten (10) days after final execution thereof and (ii) all other relevant documents within a reasonable period of time in advance of the scheduled closing date. Lessor shall have twenty (20) days after its receipt of the purchase or option contract and any and all relevant documents within which to notify Vendee of Lessor's intention to accept or reject Lessor's option. If Vendee's rights to purchase such Additional Property are not assignable, or if Vendee purchases the Additional Property without previously granting Lessor the option to acquire the Additional Property, Lessor shall have the additional option to purchase the Additional Property from Vendee, at Vendee's purchase price, under the terms of Lessor's then standard contract for the purchase of real property which shall be executed by Vendee and Lessor upon Lessor's exercise of this additional option. The granting of this additional option by Vendee to Lessor is in partial


                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
consideration for the making of this Lease by Lessor. Vendee agrees to submit to Lessor a copy of the purchase agreement and all other relevant documents within fifteen (15) days after Vendee acquires the Additional Property, and Lessor shall have thirty (30) days thereafter within which to notify Vendee of its intention to accept or reject this additional option.

In the event Lessor acquires the Additional Property from Vendee as set forth above, Vendee and Lessor agree to amend this Lease to include the Additional Property and to increase the rent and other charges payable by Lessee for its use of the Additional Property. The rent for the Additional Property shall be calculated by Lessor in accordance with its then current formula for the calculation of "BKL" lease rentals.

In the event (i) Lessor fails to exercise its options to purchase the Additional Property as set forth above, or (ii) Lessor has not received notice from Vendee that Vendee has purchased the Additional Property, then at such time as (a) Lessor becomes aware of the acquisition by Vendee of the Additional Property or (b) this Lease expires or is terminated, whichever is earlier, Lessor shall have a third option to acquire the Additional Property by purchasing it for its then fair market value or three (3) times Vendee's purchase price, whichever is less, under the terms of Lessor's then standard contract for the purchase of real property, to be executed by Vendee and Lessor upon the exercise by Lessor of this third option. The granting of this third option by Vendee to Lessor is in partial consideration for the making of this Lease by Lessor. Lessor must notify Vendee of its election to exercise this third option within thirty (30) days after (A) the date on which Lessor receives notice of Vendee's acquisition of the Additional Property or (B) the expiration or termination of this Lease, whichever is earlier. Should Lessor and Vendee be unable to agree upon a purchase price within thirty (30) days after Vendee is notified by Lessor that Lessor desires to exercise this third option, Lessor and Vendee shall within ten (10) days following the end of said thirty (30) day period separately hire disinterested, qualified real estate appraisers who are authorized to appraise property in the county where the Additional Property is located and who are members of The Society of Real Estate Appraisers, The American Institute of Real Estate Appraisers or The American Society of Appraisers. If either Lessor or Vendee fails to appoint an appraiser within ten (10) days after being notified of the appraiser retained by the other party, the single appraiser hired shall determine the fair market value of the Additional Property. If both parties select an appraiser, the two appraisers shall meet and attempt to agree on a fair market value of the Additional Property. If they are unable to agree on the value within fifteen
(15) days after the second appraiser was appointed, they shall select a third appraiser who shall determine the fair market value. Lessor and Vendee shall be responsible for the fee charged by the respective appraisers they selected and shall split the cost of the third appraiser. If after being informed of the fair market value of the Additional Property, Lessor indicates that the purchase price is unacceptable, it may rescind its election to purchase the Additional Property, upon notice to Vendee within twenty (20) days after being informed of the fair market value of the Additional Property, but must pay the total cost of the appraisal.

In the event Lessor acquires the Additional Property from Vendee under any of the above options, Vendee shall furnish to Lessor evidence that he has good and marketable title to the Additional Property, and title shall be conveyed to Lessor in fee simple, free and clear of any liens, encumbrances, restrictions or violations of any local, state or federal laws, orders, rules or regulations upon payment of the purchase price. Closing shall be within ninety (90) days after determination of the purchase price, subject to any extension permitted under the terms of Lessor's then standard contract for the sale of real property.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

Vendee hereby expressly covenants and agrees that, in the event that Vendee acquires Additional Property without complying with the terms and provisions of this Section 13.1, Lessor shall have the absolute and unrestricted option to purchase any such Additional Property, upon the terms and conditions set forth above with respect to the third option to purchase, at any time during the term of this Lease and for thirty (30) days after the expiration or termination of this Lease. If, during such thirty (30) period, Lessor discovers that Vendee has acquired Additional Property without complying with the terms and provisions of this Section 13.1, then notwithstanding the expiration or termination of this Lease, Vendee hereby further expressly covenants and agrees that Vendee shall execute any and all relevant documents in order to transfer fee title to said Additional Property to Lessor in accordance with the terms and provisions of this Section 13.1. The granting of this final option by Vendee to Lessor is in partial consideration for the making of this Lease by Lessor.

[Section] 13.2 LEASE OF ADDITIONAL PROPERTY. In the event Vendee acquires the right to lease, sublease or license, have an easement across or over, or any other right of any kind, save and except by purchase, to use or occupy the Additional Property (the "Occupancy Right") from any person other than Lessor, Vendee shall give Lessor written notice thereof, which notice shall set forth or be accompanied by a copy of the proposed lease, sublease, license agreement, easement agreement or other use or occupancy agreement (the "Additional Property Lease") and which notice shall be delivered to Lessor prior to the execution of any Additional Property Lease. The Additional Property Lease shall set forth (a) all terms and conditions of the Occupancy Right, including, without limitation, the rent, additional rent, and other consideration payable under the Additional Property Lease, and the term and any options to extend the term; (b) the extent to which the tenant under the Additional Property Lease may make alterations and/or improvements; (c) any broker or other agent who was involved in the acquisition of the Occupancy Right; (d) a description of the Additional Property; (e) its proposed use; and
(f) the name and address of the proposed landlord. Lessor may, within thirty
(30) days after receipt of such written notice from Vendee accompanied by or containing all of the items set forth above, in its sole and absolute discretion, choose to enter into the Additional Property Lease, as tenant; in such event, Lessor and Vendee agree to amend this Lease to include the Additional Property and to increase the rent and other charges payable by Lessee for its use of the Additional Property. The rent for the Additional Property shall be calculated by Lessor in accordance with its then current formula for the calculation of "BKL" lease rentals. During said thirty (30) day period, Vendee shall not, in any event whatsoever, execute, or cause anyone else to execute on Vendee's behalf or otherwise, the Additional Property Lease. If Lessor chooses not to enter into the Additional Property Lease, then Vendee may choose to enter into the Additional Property Lease, as tenant; in such event, the following paragraph shall be incorporated into the Additional Property Lease in its entirety:

    "Notwithstanding anything to the contrary set forth herein, Landlord and Tenant hereby covenant and agree that Tenant may, at any time during the term hereof and without Landlord's consent, assign this Lease to Burger King Corporation or its designee (collectively, "BKC"). The Tenant covenants that, notwithstanding any such assignment to BKC, and notwithstanding the acceptance of rent and/or additional rent by Landlord from BKC, the Tenant shall, during the term hereof, remain fully liable for the payment of the rent and the additional rent hereunder and for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed. Additionally, (i) in the event of any default by Tenant hereunder which default has not been cured prior to the expiration of any grace, notice or cure period; or (ii) at such time as any lease between BKC, as landlord, and Tenant, as tenant, expires or is terminated, then, in any such event, BKC shall have the option, but shall be under no obligation to exercise said option, exercisable within thirty (30) days after the end of any grace, notice or cure period, or the expiration

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE
    or termination of any such lease, to assume this Lease from Tenant by written notice to Tenant and Landlord and at no cost or charge to BKC. In order to effectuate this provision, Landlord agrees that, if Tenant is in default hereunder, Landlord shall give written notice thereof to BKC at 17777 Old Cutler Road, P.O. Box 520783, GMF, Miami, Florida 33152
    Attention: General Counsel and Landlord further agrees that Landlord shall be obligated to send said notice to BKC whether or not this Lease provides for written notice of default to be sent to the Tenant. The parties hereto acknowledge and agree that BKC may, in its sole and absolute discretion, cure any default by Tenant hereunder, but BKC shall be under no obligation to do so and BKC's decision to cure or not to cure any default by the Tenant shall not be a condition precedent to BKC's assumption of this Lease. Landlord and Tenant hereby agree to execute and provide such documents (including, without limitation, a copy of this Lease, certified by Landlord and Tenant to be a true and correct copy, and an estoppel certificate from Landlord) and other assurances (including, without limitation, Tenant's guarantee to cure all existing defaults hereunder prior to the effective date of said assumption by BKC) reasonably required by BKC to give full force and effect to this provision." [The words "Landlord", "Tenant" and "Lease" in the foregoing paragraph shall be changed to "Licensor", "Licensee" and "License", respectively, if Vendee is entering into a license agreement and similar modifications (but only as to form, not substance) may be made to the foregoing paragraph where required in the case of a sublease, an easement agreement or any other type of use or occupancy agreement.]

Upon the execution and delivery of the Additional Property Lease by Vendee and the proposed landlord, Vendee shall deliver a duplicate original of the fully executed Additional Property Lease and any and all other documents relating to the Additional Property Lease to Lessor.

Vendee hereby expressly covenants and agrees that, in the event that Vendee enters into an Additional Property Lease without complying with the terms and provisions of this Section 13.2, Lessor shall have the absolute and unrestricted right to have said Additional Property Lease assigned to Lessor, upon the terms and conditions set forth in this Section 13.2, at any time during the term or any extensions of the term of the Additional Property Lease. If Lessor is not notified of the existence of an Additional Property Lease during the term hereof, Lessor shall have thirty (30) days after the expiration or termination of this Lease to investigate whether such an Additional Property Lease exists. If, during such thirty (30) day period, Lessor discovers that an Additional Property Lease exists, then notwithstanding the expiration or termination of this Lease, Vendee hereby further expressly covenants and agrees that Vendee shall execute any and all relevant documents in order to assign said Additional Property Lease to Lessor. After the Additional Property Lease has been assigned to Lessor (if said assignment occurs prior to the expiration or termination of this Lease), Vendee and Lessor agree to amend this Lease to include the Additional Property. The rent and other charges for the Additional Property shall be calculated by Lessor in accordance with its then current formula for the calculation of "BKL" lease rentals.

For purposes of this Article, notice to the Lessee in the manner indicated in
Section 14.2 shall be deemed to be notice to Vendee. The terms and provisions of this Article shall survive the expiration or termination of this Lease.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

                                     XIV.
                             ESTOPPEL CERTIFICATE

Lessee shall from time to time, within five (5) days after being requested to do so by the Lessor, execute, enseal, acknowledge and deliver to the Lessor (or, at Lessor's request, to any existing or prospective purchaser, transferee, assignee or mortgagee of any or all of the premises, any interest therein or any of Lessor's rights under this Lease) an instrument in recordable form;

        (i) certifying (a) that the Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (b) as to the dates to which the guaranteed minimum annual rental, percentage rental and additional charges arising hereunder have been paid; (c) as to the amount of any prepaid rent or any credit due to Lessee hereunder; (d) that the Lessee has accepted possession of the premises, and the date on which the term commenced; (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Lessor or the Lessee is then in default in performing any of its obligations under the Lease (and, if so, specifying the nature of each such default); and
(f) as to any other fact or condition reasonably requested by the Lessor or such other addressee; and

        (ii) acknowledging and agreeing that any statement contained in such certificate may be relied upon by Lessor and any such other addressee.

                                      XV.
                             HAZARDOUS SUBSTANCES

[Section] 15.1 COMPLIANCE WITH LAWS. Lessee shall at all times, at its own cost and expense, comply with all federal, state and local laws, ordinances, regulations and standards ("Hazardous Substance Laws") relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials, including oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials ("hazardous substances") which are now or in the future subject to any governmental regulation. Such compliance shall include any cleanup, removal, remedial action, testing or monitoring (including medical monitoring) which may be required under Hazardous Substance Laws, Court order or by any governmental or regulatory agency.

[Section] 15.2 NOTICES TO LESSOR.

        (a) Except with respect to any substance described in Section 15.2(c) below, Lessee shall give written notice to Lessor within three (3) business days after the date on which Lessee learns or first has reason to believe that:

                (1) There has or will come to be located on or about the premises any hazardous substance, the production, transportation, storage, use or handling of which requires a permit or license from any federal, state or local governmental agency.

                (2) Any release, discharge or emission of any hazardous substance has occurred on or about the premises, including the migration of any hazardous substance to or from adjoining or nearby properties.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

                (3) Any (i) enforcement, cleanup, removal, remediation, testing, monitoring or other governmental or regulatory action has been threatened or commenced against Lessee with respect to the premises pursuant to any Hazardous Substances Laws; or (ii) any claim has been made or threatened by any person or entity against
                        Lessee or the premises on account of any alleged loss or injury claimed to result from the alleged presence or release on or from the premises of any hazardous substance; or (iii) any report, notice, or complaint has been made to or filed with any governmental agency concerning the presence, migration, use or disposal of any hazardous substances on or from the premises. Any such notice shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is reasonably available to the Lessee.

        (b) Any notice required under this Section 15.2 shall be accompanied by (i) a copy of all permits, licenses, proofs of disclosure to governmental agencies pertaining to hazardous substances that have not previously been furnished to Lessor and (ii) copies of any Material Safety Data Sheets pertaining to such substances that are required by applicable law to be kept at the premises.

        (c) The notice provisions of this Article XV shall not apply to materials that are lawfully discharged from the premises or lawfully used on the premises in the ordinary course of Lessee's business.

[Section] 15.3 REMOVAL AND DISPOSAL. Except for materials that are lawfully discharged from the premises or lawfully used on the premises in the ordinary course of Lessee's business, Lessee shall cause any hazardous substances to be removed from the premises solely by duly licensed hazardous substances transporters to duly licensed facilities for final disposal to the extent required by and in accordance with applicable Hazardous Substances Laws, and shall deliver to Lessor copies of any hazardous waste manifest reflecting the lawful transport and disposal of such substances.

[Section] 15.4 ENVIRONMENTAL AUDITS BY LESSOR.

        (a) Rights of Lessor. Lessor may, but shall not be required to, engage such independent contractors as Lessor determines to be appropriate to perform from time to time any audit, including environmental sampling and testing, of
(i) the premises, the surrounding soil and any adjacent areas, and any groundwater located under or adjacent to the premises and/or any adjoining property, (ii) Lessee's compliance with all Hazardous Substances Laws and the provisions of this Lease, and (iii) the provisions made by Lessee for carrying out any remedial action that may be required by this Lease (collectively an "environmental audit"). All costs and expenses incurred by Lessor in connection with any such environmental audit shall be paid by Lessor, except that if any such environmental audit shows that Lessee has failed to comply with the provisions of this Article XV, then such costs and expenses shall be paid by Lessee to Lessor as additional charges pursuant to Section 3.4 of this Lease.

        (b) Conduct of Audit. Each environmental audit shall be conducted (i) only after advance notice thereof has been provided to Lessee at least twenty-four (24) hours prior to the date of such audit, and (ii) in a manner reasonably designed to minimize any interference with the conduct of Lessee's business on the premises. Lessor shall repair any damages to the premises or to Lessee's personal property caused by any environmental audit conducted by or on behalf of Lessor.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

        (c) Submission to Governmental Agency. Notwithstanding any other provision of this Lease to the contrary, to the extent required by law, Lessor shall be entitled to submit the results of any environmental audit to any federal, state or local governmental agency having jurisdiction over (a) the premises or (b) hazardous substances with respect to the premises.

[Section] 15.5 REMEDIATION.

        (a) By Lessee. If any environmental audit of the premises (whether conducted by Lessor, Lessee or any third party) shall recommend the cleanup, abatement, removal, disposal, monitoring or further testing, including medical monitoring or testing (collectively "remediation") of or for any hazardous substances found on or about the premises, then Lessor shall provide Lessee with a copy of such environmental audit and Lessee shall promptly commence such remediation.

        (b) By Lessor.

        If, within thirty (30) days after receiving a copy of such environmental audit and such written statement, Lessee fails either (i) to complete such remediation, or (ii) with respect to any remediation which cannot be completed within such thirty-day period, fails to proceed with reasonable diligence to complete such remediation as promptly as practicable, then the Lessor shall be entitled to provide a copy of the environmental audit to any federal, state, or local governmental agency having jurisdiction over the premises or hazardous substances.

        Notwithstanding any other provision of the Lease to the contrary, if any environmental audit reveals a situation which, in Lessor's sole opinion, constitutes an emergency, then Lessor shall have the right, but not the obligation, to carry out any remediation recommended by such audit or if required by any federal, state or local governmental agency having jurisdiction over the premises. If Lessee is responsible for conducting such remediation, Lessor shall have the right to recover all of the costs and expenses thereof from Lessee as additional charges pursuant to Section 3.4 of this Lease.

        (c) Actions and Proceedings. Except in emergencies or as otherwise required by law, Lessee shall not perform any remediation in response to the presence or release of any hazardous substances on or about the premises without first giving written notice to Lessor. Lessee shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any hazardous substances in any way connected with the premises without first notifying Lessor of Lessee's intention to do so and affording Lessor the opportunity to participate in any such proceedings.

[Section] 15.6 REMEDIATION BY THIRD PARTIES.

        (a) If Lessee receives a request from a third party to enter the premises for the purposes of remediation of hazardous substances, then Lessee shall so notify Lessor in accordance with the provisions of Section 15.2 above.

        (b) Lessor, in its sole discretion, shall determine if the request should be honored and, if so, under what conditions.

        (c) If Lessor determines that the request should be honored, then Lessee shall cooperate with such remediation so long as the third party agrees to comply with the provisions of Section 15.4(b) above and with any other reasonable conditions requested by Lessee.

                                                                   EXHIBIT "G"
SAMPLE - SUBJECT TO CHANGE
WITHOUT NOTICE

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        (d) Lessee agrees to sign any documentation reasonably required by
Lessor and/or any such third party in order to effectuate the provisions of this Section 15.6.

[Section] 15.7 LEASE EXPIRATION. Upon the expiration or earlier termination of the term of this Lease, Lessee shall (i) cause all hazardous substances previously owned, stored or used by Lessee to be removed from the premises and disposed of in accordance with applicable Hazardous Substances Laws; (ii) remove any aboveground or underground storage tanks or other containers installed or used by Lessee to store any hazardous substances on the premises, and repair any damage to the premises caused by such removal; (iii) cause any soil or other portion of the premises which has become contaminated by any hazardous substances stored or used by Lessee on the premises to be decontaminated, detoxified or otherwise remediated in accordance with the requirements of any governmental authorities having jurisdiction over the premises; and (iv) surrender possession of the premises to Lessor free of contamination attributable to hazardous substances generated or used by Lessee in or on the premises during the term of this Lease.

[Section] 15.8 INDEMNIFICATION BY LESSEE. Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor, and hold Lessor free and harmless from any and all liabilities, damages, claims, penalties, fines, settlements, causes of action, costs or expense, including reasonable attorneys' fees, environmental consultant and laboratory fees and the costs and expense of investigating and defending any claims or proceedings, resulting from or attributable to (i) the presence, disposal, migration, release or threatened release of any hazardous substance that is on, from or affecting the premises including the soil, water, vegetation, buildings, personal property, persons, or otherwise; (ii) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or relating to such hazardous substances); (iii) any lawsuits or administrative order relating to such hazardous substances); or any violation of any laws applicable to any hazardous substance for which Lessee is responsible under this lease. Lessee's indemnification obligations under this Section shall survive the expiration or earlier termination of this Lease.


                                     XVI.
                                 MISCELLANEOUS

[Section] 16.1 ARBITRATION. In the event of arbitration under Section 10.3 of this Lease, the arbitration shall be held in the City of Miami, Florida, in accordance with the rules of the American Arbitration Association requiring the appointment of three (3) arbitrators.

[Section] 16.2 NOTICES. Every notice, approval, consent or other communication authorized or required by this Lease shall be effective if given in writing and if hand delivered or sent by United States Registered or Certified Mail, Return Receipt Requested, with postage prepaid, and addressed directly to Lessor at its offices at P.0. Box 520783, General Mail Facility, Miami, Florida 33152, and to Lessee at the premises, or at such other address as either party shall from time to time designate in writing. Every notice shall be deemed to be effective upon delivery, if delivered, or on the second business day after mailing, if mailed.

[Section] 16.3 ADDRESS FOR PAYMENTS. All payments to the Lessor shall be made at the following address unless otherwise notified in writing by Lessor: Burger King Corporation, Dept. Number 210325, Miami, Florida 33121-0325.

                                                                   EXHIBIT "G"
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[Section] 16.4 CONSTRUCTION. In the event that any of the provisions of this
Lease shall by court order be held invalid or in contravention of any of the laws of the United States or of any state having jurisdiction over the subject matter or of any dispute arising under it, such invalidation shall not serve to affect the remaining portion of this Lease. To the extent permitted by the laws of the state where the premises are located, this Lease shall be governed by and construed in accordance with the laws of the State of Florida.

[Section] 16.5 SUCCESSORS. This contract shall bind Lessor and Lessee and their successors, heirs, assigns, administrators, and legal representatives, as the case may be.

[Section] 16.6 RECORDING. Lessee shall upon request of Lessor execute a short form of this Lease on a written document witnessed and acknowledged in a form capable of being recorded in the public records of the county where the premises are located. Lessee shall not record this Lease without prior written consent of Lessor.

[Section] 16.7 COUNTERPARTS. This agreement is being executed simultaneously in counterparts, any one of which shall be deemed an original.

[Section]16.8 NO AGENCY. The parties hereto agree that the business relationship created by this Lease is solely that of Lessor and Lessee. Nothing contained in this Lease shall make Lessee an agent, legal representative, partner, subsidiary, joint venturer or employee of Lessor. Lessee shall have no right or power to, and shall not bind or obligate Lessor in any way, manner or thing whatsoever, nor represent that it has any right to do so.

[Section] 16.9 TIME OF THE ESSENCE. Time shall be of the essence in every part of this Lease.

[Section] 16.10 BINDING EFFECT. This agreement shall become immediately binding on the parties to this Lease on the date the last party signs it, notwithstanding that the term of this Lease shall commence upon a future date.

[Section] 16.11 HEADINGS. The table of contents preceding this Lease and the headings of the paragraphs and subparagraphs are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor limit, define or describe the scope or intent of this Lease.

[Section] 16.12 JOINT AND SEVERAL LIABILITY. If Lessee consists of more than one person, each individual's liability under this Lease shall be joint and several.

[Section] 16.13 DEFINITIONS.

    (a) The term "Lessor" as used in this Lease shall mean the owner in fee of the premises for the time being, or the owner of the leasehold estate created by an underlying lease, or the mortgagee of the fee or of such underlying lease in possession for the time being, so that in the event of any sale or sales of the premises, or of the making of any such underlying lease, or of any transfer or assignment or other conveyance of such underlying lease and the leasehold estate created by it, the seller, lessor, transferor or assignor shall be and is hereby entirely freed and relieved of all agreements, covenants and obligations of Lessor herein and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, lessee, transferee or assignee on any such sale, leasing, transfer or assignment

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that such purchaser, lessee, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Lessor under this Lease.

        (b) The term "Lessee" shall mean the lessee named in this Lease, and from and after any valid assignment or sublease of Lessee's interest in this Lease pursuant to its provisions, the assignee or sublessee of this Lease.

        (c) The term "mortgage" shall mean any mortgage, security interest, charge, deed of trust, or other similar encumbrance resulting from the financing or refinancing of the premises.

        (d) The term "mortgagee" shall include any individual, firm, partnership, corporation, joint venture, investment trust bank or institution, or other business group or association lending funds to Lessor upon the security of the premises demised by this Lease whether or not such mortgage is recorded, or upon Lessor's independent covenant not to otherwise encumber this Lease or the premises.

        (e) The term "fixture(s)" as used in this Lease means such items of personalty which have been (i) installed by Lessor and/or (ii) so affixed to the premises that removal would cause, in Lessor's sole opinion, material damage to the premises. By way of example, and not limitation, fixtures include the following: heating, ventilating and air conditioning systems, water heaters or softeners, core-drilled tables and seating, walk-in boxes, walk-in freezers, and toilet fixtures consisting of the lavatories and water closets.

        The Lessor and Lessee have respectively signed this Lease as of the date indicated on the first page of this Lease.

ATTEST:                              BURGER KING CORPORATION

                                      By:
- --------------------------                 ----------------------------------

                                      Title:
                                              -------------------------------
                                                           LESSOR
                                                       (Corporate Seal)


Witnesses for Lessee:


- --------------------------              ---------------------------
                                          *


- --------------------------              ----------------------------
                                          *
                                                      LESSEE



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STATE OF FLORIDA
COUNTY OF DADE

        BEFORE ME, the undersigned authority, personally appeared _____________ ________________ and _________________________ to me well known and known to me to be the individuals described in and who executed the foregoing instrument as Vice President and Assistant Secretary of BURGER KING CORPORATION, a Florida corporation, and severally acknowledged to and before me that they executed such instrument as such Vice President and Assistant Secretary respectively of said corporation and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that it was affixed to said instrument by due and regular corporate authority, and that said instrument is the free act and deed of said corporation.

      WITNESS my hand and official seal this _______ day of ___________, 19____.


                        _____________________
        (SEAL)          Notary Public
                        My Commission Expires:


        STATE OF
        COUNTY  OF

        BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared *, to me known and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed.

        WITNESS my hand and official seal this ________ day of ____________, 19___.


                                                   ------------------------
(SEAL)                                                 Notary Public
                                                       My Commission Expires:




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                                 EXHIBIT "A" #




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                        ADDENDUM TO THAT LEASE/SUBLEASE
                DATED THE ______ DAY OF ______________, 19___,
                BETWEEN BURGER KING CORPORATION, AS LESSOR, AND
                         ___________________,AS LESSEE


        In the event of any conflicts between the terms of the Lease/Sublease and the terms of this Addendum, the terms of this Addendum shall control.

[DELETE ITEMS #1 AND #2 IF A PURCHASE PROPERTY]

1. The Lessee acknowledges that the premises are subject to a certain Lease dated ________________ (the "Master Lease") between ___________, as landlord, and Burger King Corporation, as tenant, a true and correct copy being attached hereto as Exhibit "B".

2. Except as otherwise provided below, the obligations and restrictions imposed upon Lessor, as tenant under the Master Lease, shall be binding upon Lessee herein. In the event the obligations and restrictions imposed on Lessee under the foregoing Lease/Sublease conflict with the obligations and restrictions imposed upon Lessor, as tenant under the Master Lease, then the more burdensome and restrictive of such obligations and restrictions shall prevail and be binding upon the Lessee herein.

3. Lessee acknowledges that it takes this Lease/Sublease subject to any and all reservations, restrictions, easements, rights of way, limitations and conditions of record.

4. Except as modified or amended in this Addendum, all other terms and conditions contained in the Lease/Sublease remain in full force and effect.




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        The Lessor and Lessee have respectively signed this Addendum as of the date indicated on the first page of the foregoing attached Lease/Sublease.

Attest:                                         BURGER KING CORPORATION
       -------------------------

                                                By:
                                                   ----------------------------

                                                Title:
                                                      -------------------------
WITNESSES:


- ---------------------------------               -------------------------------


- ---------------------------------               -------------------------------



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